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                                                                   Exhibit 21.1



                       Entity                                 Jurisdiction
                       ------                                 ------------

1.       Trim Systems, Inc.                                     Delaware

2.       Trim Systems Operating Corp.                           Delaware

3.       CVG International Holdings Limited                     Barbados

4.       CVG Vehicle Components (Shanghai), Co. LTD.             China

5.       CVS Holdings Limited                                United Kingdom

6.       Commercial Vehicle Systems Limited                  United Kingdom

7.       Bostrom Limited                                     United Kingdom

8.       Bostrom Investments Limited                         United Kingdom

9.       KAB Seating LLC                                     United Kingdom

10.      Bostrom International Limited                       United Kingdom

11.      KAB Seating, AB                                         Sweden

12.      KAB Seating, Pty                                      Australia

13.      KAB Seating, S.A.                                      Belgium

14.      National Seating Company                               Delaware

15.      KAB Seating Limited                                 United Kingdom

16.      A. Stokes Pressings Limited                         United Kingdom

17.      Wilton & Co. Pressings Limited                      United Kingdom

18.      Bostrom Specialist Engineering Limited              United Kingdom

19.      Winston Cable Limited                               United Kingdom

20.      JMH Limited                                         United Kingdom

21.      KAB Tooling Limited                                 United Kingdom


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22.      Bostrom Europe                                     United Kingdom

23.      The C&P Jig & Tool Limited                         United Kingdom

24.      BB Seating Limited                                 United Kingdom

25.      Palmer & Shelley Limited                           United Kingdom

26.      AJW Holdings Limited                               United Kingdom

27.      KAB Industries Limited                             United Kingdom

28.      Corvus Suspension Products Limited                 United Kingdom

29.      KAB Pressings Limited                              United Kingdom

30.      KAB Components Limited                             United Kingdom

31.      AJ Williams Small Pressings Limited                United Kingdom

32.      Bostrom Vehicle Components Limited                 United Kingdom

33.      Inbark Limited                                     United Kingdom

34.      KAB Engineering Limited                            United Kingdom

35.      CVS Holdings, Inc.                                    Delaware

36.      Sprague Devices                                       Delaware

37.      CVG Management Corp                                   Delaware

38.      CVG Logistics LLC                                     Delaware

39.      Mayflower Vehicle Systems LLC                         Delaware

40.      T.S. Mexico S.DE R. L.DE C.V.                          Mexico

41.      Monona Corporation                                    Delaware

42.      Monona Wire Corporation                                 Iowa

43.      Monona (Mexico) Holdings LLC                          Illinois

44.      MWC de Mexico S. de R.L. de C.V.                       Mexico

45.      EMD Servicios, S.A. de C.V.                            Mexico


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